UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, Biostage, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with First Pecos, LLC (“Pecos”) on August 11, 2017, pursuant to which the Company agreed to sell to Pecos, and Pecos agreed to purchase from the Company, 9,700,000 shares of the Company’s common stock at a purchase price of $0.315 per share or, to the extent Pecos, following the transaction, would own more than 19.99% of the Company’s common stock, shares of a new class of preferred stock of the Company (the “Preferred Stock”) with a per-share purchase price of $1,000. Additionally, Pecos would receive a warrant (the “Warrant”) to purchase 9,700,000 shares of the Company’s common stock (or, to the extent Pecos would own more than 19.99% of the Company’s common stock, shares of Preferred Stock). The aggregate gross proceeds from the private placement of common stock, Preferred Stock and the Warrant (the “Private Placement”) would be $3,055,500 (the “Purchase Price”). As of October 4, 2017, the Company had not received the Purchase Price from Pecos.

Also as previously disclosed, on October 5, 2017, the Company delivered a notice (the “Notice”) to Pecos and its manager, Leon “Chip” Greenblatt III, stating that Pecos was in breach of the Purchase Agreement as a result of its failure to deliver the Purchase Price to the Company following satisfaction of all closing conditions in the Purchase Agreement. None of the shares of common stock, shares of Preferred Stock or Warrants were issued to Pecos.

On October 10, 2017, Pecos delivered a notice to the Company stating that, as a result of alleged breaches by the Company of its obligations pursuant to the Agreement, Pecos has terminated the Agreement and demanded that the Company pay a $500,000 termination fee pursuant to the terms of the Agreement.

The Company believes that it was not in breach of the Purchase Agreement at any time, and that Pecos’ notice was unjustified and without any legal merit or factual basis. Accordingly, the Company believes that Pecos is not entitled to terminate the Agreement, and is not entitled to any termination fee thereunder, as the failure to consummate the Private Placement resulted from Pecos’ breach of the Agreement. The Company is reviewing all of its rights and remedies against Pecos that may be available to the Company.

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On October 10, 2017, the Company completed a reduction in headcount of 17 of its employees, which represents 71% of its employees prior to such reduction. The reduction was made with the objective of conserving the Company’s remaining cash on hand while the Company explores strategic alternatives with its advisors. The Company estimates that it will incur charges for one-time termination benefits in connection with the headcount reduction of approximately $153,000 for employee severance, benefits and related costs, all of which are expected to result in cash expenditures during the current fourth quarter of 2017. The Company’s Board of Directors committed to this course of action on October 5, 2017, and the headcount reduction was completed on October 10, 2017.

Item 7.01.	Regulation FD Disclosure.

On October 12, 2017, the Company issued a press release relating to the termination notice described above in Item 1.02 and the headcount reduction as described above in Item 2.05. A copy of the Press Release is being furnished as Exhibit 99.1 hereto, which is incorporated by reference herein.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements:

Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized, including risks relating to the Company’s cash on hand, which is not sufficient to meet its current financial obligations. These "forward-looking" statements in this Current Report on Form 8-K include, but are not limited to, statements relating to the costs of severance payments in connection with headcount reductions, the availability and variability of strategic alternatives, development expectations and regulatory approval of any of the Company’s products, including those utilizing the Company’s Cellframe technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company’s products, including those utilizing the Company’s Cellframe technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this Current Report on Form 8-K, including, among other things, the Company’s ability to obtain and maintain regulatory approval for the Company’s products, changes to the listing standards, requirements, policies or procedures of the OTCQB Market, fluctuations in the Company’s general financial and operating results, changes in the Company’s liquidity and capital resources, fluctuations in the market price of the Company’s securities, changes in the capital markets; plus other factors described under the heading "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
99.1	Press Release issued by Biostage, Inc. on October 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

October 12, 2017	/s/ Thomas W. McNaughton
(Date)	Thomas W. McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Biostage, Inc. on October 12, 2017.